UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 23, 2016 (Date of earliest event reported March 22, 2016)

TCP INTERNATIONAL HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Switzerland	1-36521	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Alte Steinhauserstrasse 1
6330 Cham, Switzerland
(Address of principal executive offices)
(330) 995-6111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 22, 2016, the Board of Directors amended articles 3 and 4 of the Company's Articles of Association to reflect the additional common shares issued, or expected to be issued, upon the vesting of restricted share units granted under the Company's 2014 Omnibus Incentive Plan. The amended language to articles 3 and 4, and its English translation, are as follows:

II. Kapital	II. Capital
Artikel 3. Aktienkapital	Article 3. Share Capital
Das Aktienkapital der Gesellschaft beträgt CHF 29’982’345.00 und ist eingeteilt in 29’982’345 Namenaktien mit einem Nennwert von je CHF 1.00. Das Aktienkapital ist vollständig liberiert.	The share capital of the Corporation amounts to CHF 29’982’345.00 and is divided into 29’982’345 registered shares with a par value of CHF 1.00 per share. The share capital is fully paid-in.
Artikel 4. Genehmigtes Kapital	Article 4. Authorized Share Capital
[1] Der Verwaltungsrat ist ermächtigt, in einem oder mehreren Schritten, bis zum 16. Juni 2016 das Aktienkapital im Maximalbetrag von CHF 7’990’658.00 durch Ausgabe von höchstens 7’990’658 vollständig zu liberierenden Namenaktien von je CHF 1.00 Nennwert zu erhöhen. Erhöhungen (i) auf dem Weg der Festübernahme durch ein Finanzinstitut, ein Konsortium von Finanzinstituten, eine andere Drittpartei oder Dritte und eines anschliessenden Angebots an die bisherigen Aktionäre der Gesellschaft und (ii) in Teilbeträgen sind gestattet.

[1] The Board of Directors is authorized to increase the share capital, in one or several steps until June 16, 2016, by a maximum amount of CHF 7’990’658.00 by issuing a maximum of 7’990’658 fully paid-up registered shares with a par value of CHF 1.00 per share. An increase of the share capital (i) by means of an offering underwritten by a financial institution, a syndicate of financial institutions or another third party or third parties followed by another to the then-existing shareholders of the Corporation and (ii) in partial amounts shall be permissible.

Prior to the adoption of the amendment, the share capital of the Corporation amounted to CHF 28'521'288.00 and was divided into 28'521'288 registered shares with a par value of CHF 1.00 per share, and the Board of Directors was authorized to increase the share capital until June 16, 2016 by a maximum of CHF 9'451'715.00 by issuing a maximum of 9'451'715 fully paid-up registered shares with a par value of CHF 1.00 per share.

A copy of the Company's complete Articles of Association is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX	DESCRIPTION
99.1	Registrant’s Amended and Restated Articles of Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TCP INTERNATIONAL HOLDINGS LTD.
By:	/s/ Brian Catlett
Brian Catlett Chief Financial Officer and Treasurer

Date: March 23, 2016